                                                                   EXHIBIT 3.1


                      COVAD COMMUNICATIONS GROUP, INC.

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

        Covad Communications Group, Inc., a Delaware corporation, hereby certifies as follows:

        The Certificate of Incorporation of Covad Communications Group, Inc. (the "CORPORATION") was filed in the office of the Secretary of State of the State of Delaware on July 14, 1997. The Certificate of Incorporation was amended on February 11, 1998. The Certificate of Incorporation was subsequently amended and restated on February 23, 1998, on May 20, 1998 and on August 28, 1998. The Certificate of Incorporation is hereby amended and restated pursuant to Section 242 and Section 245 of the Delaware General Corporation Law. All amendments to the Certificate of Incorporation reflected herein have been duly authorized and adopted by the Corporation's Board of Directors and stockholders in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

        This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation. The text of the Certificate of Incorporation is amended hereby to read as herein set forth in full:

                                  ARTICLE I

        The name of the corporation is Covad Communications Group, Inc.

                                 ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE III

        The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
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                                 ARTICLE IV

        The Corporation is authorized to issue two classes of shares to be designated respectively, "Common Stock" and "Preferred Stock." The number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000), of which Ten Million (10,000,000) shares are hereby designated as Class B Common Stock ("Class B Common"). The number of shares of Preferred Stock authorized to be issued is Fifty Million (50,000,000), of which Seven Hundred Fifty Thousand (750,000) shares have been designated as Series A Preferred Stock (the "SERIES A PREFERRED"), Seventeen Million One Hundred Thousand and Three (17,100,003) shares have been designated Series B Preferred Stock (the "SERIES B PREFERRED"), Eleven Million One Hundred Forty-Nine Thousand Two Hundred Eighty-Seven (11,149,287) shares have been designated Series C Preferred Stock (the "SERIES C PREFERRED"), Six Million (6,000,000) shares have been designated Series C-1 Preferred Stock (the "SERIES C-1 PREFERRED"), Five Million (5,000,000) shares have been designated Series D Preferred Stock (the "SERIES D PREFERRED") and Five Million (5,000,000) shares have been designated Series D-1 Preferred Stock ("SERIES D-1 PREFERRED"). The Common Stock and the Preferred Stock shall each have a par value of $.001 per share.

        The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the Board with respect to each series shall include, but not be limited to, determination of the following: (a) The number of shares constituting that series and the distinctive designation of that series; (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (e) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund; (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of payment of shares of that series; and (h) Any other relative or participating rights, preferences and limitations of that series.

        The relative designations, rights, preferences and restrictions of the Preferred Stock are as follows:

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        1.  Dividends.
            ---------

            (a) The holders of the Series D Preferred, Series D-1 Preferred, Series C Preferred, Series C-1 Preferred, the Series B Preferred and the
Series A Preferred shall be entitled to receive in any fiscal year, out of the funds legally available therefor, dividends at the rate of $1.44 per share, $1.44 per share, $0.2233 per share, $0.2233 per share, $0.04 per share and $0.0167 per share (adjusted for any subdivisions, combinations, consolidations or stock distributions or stock dividends with respect to such shares) per annum, respectively, on each outstanding share of Series D Preferred, Series D-1 Preferred, Series C Preferred, Series C-1 Preferred, Series B Preferred and Series A Preferred, respectively, payable in preference and priority to any payment of any dividend on the Common Stock. The right to such dividends on the Series C Preferred, Series C-1 Preferred, the Series B Preferred and the Series A Preferred shall be cumulative, and the right to receive such dividends shall accrue to holders of Series C Preferred, Series C-1 Preferred, Series B Preferred and the Series A Preferred, respectively, by reason of the fact that dividends on such shares are not declared or paid in any prior year. Any accrued and unpaid dividends on the Series C Preferred, Series C-1 Preferred, the Series B Preferred and the Series A Preferred shall be payable only in the event of a liquidation, dissolution or winding up of the Corporation or other Liquidity Event (as defined in Section 2(d) below); provided, that, in the event that the Liquidity Event is an underwritten public offering, no accrued and unpaid cumulative dividends shall be payable on the Series C Preferred and Series C-1 Preferred and any such accrued and unpaid cumulative dividends on the Series B Preferred and the Series A Preferred shall be paid in shares of Common Stock of the Corporation, in which case the value of such shares of Common Stock shall be equal to the initial public offering price per share of Common Stock (prior to any underwriting discounts and commissions). Dividends on the Series D Preferred and the Series D-1 Preferred shall be noncumulative and shall be paid only when, as and if declared by the Board of Directors.

            (b) No dividends shall be paid on any share of Common Stock during any fiscal year of the Corporation until dividends in the total amount of $1.44 per share, $1.44 per share, $0.2233 per share, $0.2233 per share, $0.04 per share and $0.0167 per share (adjusted for any subdivisions, combinations, consolidations or stock distributions or stock dividends with respect to such shares) on the Series D Preferred, the Series D-1 Preferred, the Series C Preferred, Series C-1 Preferred, the Series B Preferred and the Series A Preferred, respectively, shall have been paid or declared and set apart during that fiscal year and any prior year in which dividends accumulated but remain unpaid, and no dividends shall be paid on any share of Common Stock unless a dividend is paid with respect to all outstanding shares of Series D Preferred, Series D-1 Preferred, Series C Preferred, Series C-1 Preferred, Series B Preferred and Series A Preferred, in an amount for each such share of Series D Preferred, Series D-1 Preferred, Series C Preferred, Series C-1 Preferred, Series B Preferred and Series A Preferred equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series D Preferred, Series D-1 Preferred, Series C Preferred, Series C-1 Preferred, Series B Preferred or Series A Preferred could then be converted, as the case may be.

        2.  Liquidation Preference.  In the event of any liquidation,
            ----------------------
dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

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            (a)  The holders of the Series D Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount equal to the Initial Series D Preferred Price (as defined in paragraph (b) below) for each share of Series D Preferred then held by them and, in addition, an amount equal to all declared and unpaid dividends on the Series D Preferred. The holders of the Series D-1 Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount equal to the Initial Series D-1 Preferred Price (as defined in paragraph (b) below) for each share of Series D-1 Preferred then held by them and, in addition, an amount equal to all declared and unpaid dividends on the Series D-1 Preferred. The holders of the Series C Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount equal to the Initial Series C Preferred Price (as defined in paragraph (b) below) for each share of Series C Preferred then held by them and, in addition, an amount equal to all cumulated and unpaid dividends on the Series C Preferred. The holders of the Series C-1 Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount equal to the Initial Series C-1 Preferred Price (as defined in paragraph (b) below) for each share of Series C-1 Preferred then held by them and, in addition, an amount equal to all cumulated and unpaid dividends on the Series C-1 Preferred. The holders of the Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount equal to the Initial Series B Preferred Price (as defined in paragraph (b) below) for each share of Series B Preferred then held by them and, in addition, an amount equal to all cumulated and unpaid dividends on the Series B Preferred. The holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount equal to the Initial Series A Preferred Price (as defined in paragraph (b) below) for each share of Series A Preferred then held by them and, in addition, an amount equal to all cumulated and unpaid dividends on the Series A Preferred. The Series D Preferred, the Series D-1 Preferred, the Series C Preferred, the Series C-1 Preferred, the Series B Preferred and the Series A Preferred shall rank on a parity (based on the amount of the respective aggregate liquidation preference for all outstanding shares of each such series) as to the receipt of the respective preferential amounts for each such series upon the occurrence of such a liquidation, dissolution or winding up of the Corporation.

            (b) For purposes of this Section 2, the "Initial Series D Preferred Price" is $18.00 for each share of Series D Preferred then held by a holder thereof, adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares. For purposes of this Section 2, the "Initial Series D-1 Preferred Price" is $18.00 for each share of Series D-1 Preferred then held by a holder thereof, adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares. For purposes of this Section 2, the "Initial Series C Preferred Price" is $2.7767 for each share of Series C Preferred then held by a holder thereof, adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares. For purposes of this Section 2, the "Initial

Series C-1 Preferred Price" is $2.7767 for each share of Series C-1 Preferred then held by a holder thereof, adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares. For purposes of this Section 2, the "Initial Series B Preferred Price"
(i) in the event that the Liquidation Preference Threshold is achieved, is $0.00 for each share of Series B Preferred then held by a holder thereof, adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares, or (ii) in the event that the Liquidation Preference Threshold is not achieved, is $0.50 for each such share, adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares. For purposes of this Section 2, the "Initial Series A Preferred Price" (i) in the event that the Liquidation Preference Threshold is achieved, is $0.00 for each share of Series A Preferred then held by a holder thereof, adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares, or (ii) in the event that the Liquidation Preference Threshold is not achieved, is $0.3333 for each such share, adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares. If upon the occurrence of a liquidation, dissolution or winding-up of the Corporation the assets and funds thus distributed among the holders of the Series D Preferred, the Series D-1 Preferred, the Series C Preferred, the Series C-1 Preferred, the Series B Preferred and the Series A Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred, the Series D-1 Preferred, the Series C Preferred, the Series C-1 Preferred, the Series B Preferred and the Series A Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive. For purposes of this
Section 2, the "LIQUIDATION PREFERENCE THRESHOLD" shall be deemed to have been achieved if the quotient obtained by dividing (i) (A) the aggregate value to be received by the holders of the Corporation's capital stock in such liquidation, dissolution, winding-up or other Liquidity Event or, if the Liquidity Event is an underwritten public offering of the Corporation's Common Stock, the pre-offering valuation of the Corporation, less (B) the sum of the aggregate purchase price received by the Corporation for the Series B Preferred plus the aggregate purchase price received by the Corporation for the Series A Preferred, less (C) the sum of the cumulated but unpaid dividends on the Series B Preferred plus the cumulated but unpaid dividends on the Series A Preferred, by (ii) the total number of shares of the Corporation's Common Stock outstanding on the date of such event on a fully-diluted, as-converted basis, equals or exceeds $2.00, adjusted for any subdivisions, combinations, consolidations, stock distributions or dividends.

            (c) After setting apart or paying in full the preferential amounts due pursuant to Section 2(a) above, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred and Common Stock on a pro rata basis, based on the number of shares of Common Stock then held by each holder on an as-converted basis. The Series D Preferred and Series D-1 Preferred shall be non-participating in such distribution.

            (d) A consolidation or merger of this Corporation with or into any other corporation or corporations in which the stockholders of this Corporation immediately prior to such transaction do not hold at least a majority of the voting power of the surviving corporation or acquiring corporation or such surviving or acquiring corporation's parent immediately thereafter, or a sale, conveyance or disposition of all or substantially all of the assets of this Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of (each, a "LIQUIDITY EVENT"), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2; provided, further, that solely with respect to the holders of the Series A Preferred and the Series B Preferred for the purpose solely of any cumulative but unpaid dividends on shares of Series A Preferred and Series B Preferred an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), of shares of Common Stock of this Corporation shall also be deemed to be a Liquidity Event.

            (e) Notwithstanding any other provision of this Section 2, the Corporation may at any time, out of funds legally available therefor, repurchase shares of Common Stock of the Corporation issued to or held by employees, officers or consultants of the Corporation or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, whether or not dividends on the Series D Preferred, Series D-1 Preferred, Series C Preferred, Series C-1 Preferred, Series B Preferred and Series A Preferred shall have been declared and funds set aside therefor and such repurchases shall not be subject to the liquidation preferences of the Series D Preferred, Series D-1 Preferred, Series C Preferred, Series C-1 Preferred, Series B Preferred or Series A Preferred.

            (f) In the event the Corporation proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Corporation (other than an underwritten public offering of the Corporation's Common Stock), the value of the assets to be distributed to the holders of shares of Series D Preferred, Series D-1 Preferred, Series C Preferred, Series C-1 Preferred, Series B Preferred, Series A Preferred and Common Stock shall be determined in good faith by the Board. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

                 (i) If traded on a securities exchange, the value shall be deemed to be the average of the security's closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

                 (ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

                 (iii) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

     The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i),
(ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board. The holders of at least a majority of the outstanding Preferred Stock shall have the right to challenge any determination by the Board of fair market value pursuant to this Section 2(f), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

            (g) Notwithstanding any provision of this Section 2 to the contrary, in the event of a deemed liquidation of this Corporation in connection with an underwritten public offering in which the Liquidation Preference Threshold is not achieved with respect to the Series A Preferred and the Series B Preferred, in addition to (and not in lieu of) the conversion rights set forth in Section 4 below, the holders of the Series A Preferred and the Series B Preferred shall be entitled to receive, immediately upon the closing of such underwritten public offering, that number of shares of Common Stock of the Corporation equal to the quotient obtained by dividing (i) the full preferential amount to which such holder of Series A Preferred and Series B Preferred is entitled under paragraph (a) above, by (ii) the public offering price per share (prior to any underwriters' discounts and commissions) in such underwritten public offering.

        3.  Voting Rights.  Except as otherwise required by law or as set forth
            -------------
herein, the holder of each share of Common Stock (other than Class B Common) issued and outstanding shall have one vote for each share of Common Stock held by such holder, and the holder of each share of Series D Preferred, Series C Preferred, Series B Preferred and Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series D Preferred, Series C Preferred, Series B Preferred and Series A Preferred, respectively, could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not counted separately as a class. Holders of Common Stock, Series A
Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Except as required by law or as set forth herein, holders of Class B Common, holders of Series C-1 Preferred and holders of Series D-1 Preferred shall not be entitled to vote for the election of directors or to vote on any other matter.

        4.  Conversion.  The holders of the Series D Preferred, Series D-1
            ----------
Preferred, Series C Preferred, Series C-1 Preferred, Series B Preferred, Series A Preferred and Class B Common have conversion rights as follows (the "CONVERSION RIGHTS"):

            (a)  Right to Convert Series D Preferred.  Each share of Series D
                 -----------------------------------
Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series D Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined in the case of the Series D Preferred by dividing $18.00 by the Series D Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series D Preferred (the "SERIES D CONVERSION PRICE") shall initially be $18.00 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

            (b)  Right to Convert Series D-1 Preferred.
                 -------------------------------------

                 (i)   Into Class B Common.  Each share of Series D-1 Preferred
                       -------------------
shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series D-1 Preferred, into such number of fully paid and nonassessable shares of Class B Common as is determined in the case of the Series D-1 Preferred by dividing $18.00 by the Series D-1 Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which shares of Class B Common shall be deliverable upon conversion of the Series D-1 Preferred (the "SERIES D-1 CONVERSION PRICE") shall initially be $18.00 per share of Class B Common. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

                 (ii)  Into Series D Preferred.  Beginning one year after the
                       -----------------------
date on which a share of Series D-1 Preferred was originally issued, such share of Series D-1 Preferred shall be convertible, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series D-1 Preferred, into one fully paid and nonassessable share of Series D Preferred, so long as, after giving effect to such conversion, the total number of shares of the Corporation's capital stock entitled to vote in any election of directors of the Corporation ("VOTING SHARES") held by such holder, together with all of its Affiliates, shall be less than ten percent (10%) (by voting power) of the total number of Voting Shares then issued and outstanding. No conversion of shares of Series D-1 Preferred that would have the effect of giving the holder, together with all of its Affiliates, of such holder an aggregate number of Voting Shares equal to or greater than ten percent (10%) (by voting power) of the total number of Voting Shares then issued and outstanding shall be effected pursuant to this paragraph. For the purposes of this Article, the term "AFFILIATE" shall mean, as to any person or entity, a person or entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity. In addition, with respect to AT&T Venture Fund II, LP, Special Partners Fund, LP and Special Partners Fund International, LP (the "AT&T ENTITIES"), only for the purposes of this Certificate of Incorporation, AT&T Corp., all Affiliates of AT&T Corp., each of the other AT&T Entities and all owners of equity interests in the AT&T Entities shall be deemed to be Affiliates of each of the AT&T Entities.

            (c)  Right to Convert Series C Preferred.  Each share of Series C
                 -----------------------------------
Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series C Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined in the case of the Series C Preferred by dividing $2.7767 by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series C Preferred (the "SERIES C CONVERSION PRICE") shall initially be $2.7767 per share of Common Stock. Such initial Series C Conversion Price shall be subject to adjustment as hereinafter provided.

            (d)  Right to Convert Series C-1 Preferred.
                 -------------------------------------

                 (i)   Into Class B Common.  Each share of Series C-1 Preferred
                       -------------------
shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series C-1 Preferred, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined in the case of the Series C-1 Preferred by dividing $2.7767 by the Series C-1 Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which shares of Class B Common Stock shall be deliverable upon conversion of the Series C-1 Preferred (the "SERIES C-1 CONVERSION PRICE") shall initially be $2.7767 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

                 (ii)  Into Series C Preferred.  Beginning one year after the
                       -----------------------
date on which a share of Series C-1 Preferred was originally issued, such share of Series C-1 Preferred shall be convertible, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series C-1 Preferred, into one fully paid and nonassessable share of Series C Preferred, so long as, after giving effect to such conversion, the total number of Voting Shares held by such holder, together with all of its Affiliates, shall be less than ten percent (10%) (by voting power) of the total number of Voting Shares then issued and outstanding. No conversion of shares of Series C-1 Preferred that would have the effect of giving the holder, together with all of its Affiliates, an aggregate number of Voting Shares equal to or greater than ten percent (10%) (by voting power) of the total number of Voting Shares then issued and outstanding shall be effected pursuant to this paragraph.

            (e)  Right to Convert Series B Preferred.  Each share of Series B
                 -----------------------------------
Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series B Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined in the case of the Series B Preferred by dividing $0.50 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred (the "SERIES B CONVERSION PRICE") shall initially be $0.50 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

            (f)  Right to Convert Series A Preferred.  Each share of Series A
                 -----------------------------------
Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined in the case of the Series A Preferred by dividing $0.3333 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred (the "SERIES A CONVERSION PRICE") shall initially be $0.3333 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

            (g)  Right to Convert Class B Common. Each share of Class B Common
                 -------------------------------
shall be convertible, at the option of the holder thereof, at any time one year after the date such share of the Series C-1 Preferred or Series D-1 Preferred, as the case may be, was originally issued, from which such share of Class B Common was previously converted, at the office of the Corporation or any transfer agent for the Class B Common, into one fully paid and nonassessable shares of Common Stock, so long as, after giving effect to such conversion, the total number of Voting Shares held by such holder, together with all of its Affiliates, shall be less than ten percent (10%) (by voting power) of the total number of Voting Shares then issued and outstanding. No conversion of shares of Class B Common that would have the effect of giving the holder, together with all of its Affiliates, an aggregate number of Voting Shares equal to or greater than ten percent (10%) (by voting power) of the total number of Voting Shares then issued and outstanding shall be effected pursuant to this paragraph.

            (h)  Automatic Conversion.
                 --------------------

                 (i) Each share of Series D Preferred shall automatically be converted into shares of Common Stock at the then effective Series D
Conversion Price, subject to adjustment in Section 5(f)(ii) below, upon the earlier of (i) the date specified by vote or written consent of holders of seventy percent (70%) of the then outstanding shares of Series D Preferred, or
(ii) upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Corporation to the public with aggregate gross proceeds to the Corporation of not less than Twenty-Five Million Dollars ($25,000,000). In the event of the automatic conversion of the Series D Preferred upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of Series D
Preferred shall not be deemed to have converted such Series D Preferred until immediately prior to the closing of such sale of securities.

                 (ii) If, as a result of any transaction or any event, a holder of Series D Preferred, together with all of its Affiliates, would hold ten percent (10%) or more (by voting power) of the total number of Voting Shares then issued and outstanding, then the number of shares of Series D Preferred held by such holder of Series D Preferred, if any, that would reduce the total number of Voting Shares held by such holder of Series D Preferred, together with all of its Affiliates, to less than ten percent (10%) (by voting power) of the total number of Voting Shares then issued and outstanding shall be automatically converted into the identical number of shares of Series D-1 Preferred. Such conversion shall be deemed to have occurred immediately prior to the transaction or events that would otherwise increase the Voting Shares held by such holder of Series D Preferred, together with all of its Affiliates, to ten percent (10%) or more of total number of Voting Shares.

                 (iii) Each share of Series D-1 Preferred shall automatically be converted into shares of Class B Common at the then effective Series D-1 Conversion Price, subject to adjustment in Section 5(f)(ii) below, upon the earlier of (i) the date specified by vote or written consent of holders of seventy percent (70%) of the then outstanding shares of Series D-1 Preferred, or (ii) upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Corporation to the public with aggregate gross proceeds to the Corporation of not less than Twenty-Five Million Dollars ($25,000,000). In the event of the automatic conversion of the Series D-1 Preferred upon a public offering as aforesaid, the person(s) entitled to receive the Class B Common issuable upon such conversion of Series D-1 Preferred shall not be deemed to have converted such Series D-1 Preferred until immediately prior to the closing of such sale of securities.

                 (iv) Upon any sale, disposition, assignment or transfer (each, a "Transfer") of any shares of Series D-1 Preferred by the original holder thereof after one year from the date of issuance of such shares, other than a Transfer to an Affiliate and subject to the provisions of subsection
(h)(ii), such shares of Series D-1 Preferred so transferred shall, by virtue of, and simultaneously with, the occurrence of the Transfer, without any action on the part of the transferee, be automatically converted into the identical number of fully paid and nonassessable shares of Series D Preferred.

                 (v) Each share of Series C Preferred shall automatically be converted into shares of Common Stock at the then effective Series C
Conversion Price upon the earlier of (i) the date specified by vote or written consent of holders of seventy percent (70%) of the then outstanding shares of Series C Preferred, or (ii) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Corporation to the public at a per share price of $2.7767 or greater (adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares) prior to any underwriter's discounts or commissions and with aggregate gross proceeds to the Corporation of not less than Fifteen Million Dollars ($15,000,000). In the event of the automatic conversion of the Series C Preferred upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of Series C Preferred shall not be deemed to have converted such Series C Preferred until immediately prior to the closing of such sale of securities.

                 (vi) If, as a result of any transaction or any event, an original holder of Series C-1 Preferred, together with all of its Affiliates, would hold ten percent (10%) or more (by voting power) of the total number of Voting Shares then issued and outstanding, then the number of shares of Series C Preferred held by such original holder of Series C-1 Preferred, if any, that would reduce the total number of Voting Shares held by such original holder of Series C-1 Preferred, together with all of its Affiliates, to less than ten percent (10%) (by voting power) of the total number of Voting Shares then issued and outstanding shall be automatically converted into the identical number of shares of Series C-1 Preferred. Such conversion shall be deemed to have occurred immediately prior to the transaction or events that would otherwise increase the Voting Shares held by such original holder of Series C-1 Preferred, together with all of its Affiliates, to ten percent (10%) or more of total number of Voting Shares.

                 (vii) Each share of Series C-1 Preferred shall automatically be converted into shares of Class B Common Stock at the then effective Series C-1 Conversion Price upon the earlier of (i) the date specified by vote or written consent of holders of seventy percent (70%) of the then outstanding shares of Series C-1 Preferred, or (ii) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of

Common Stock for the account of the Corporation to the public at a per share price of $2.7767 or greater (adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares) prior to any underwriter's discounts or commissions and with aggregate gross proceeds to the Corporation of not less than Fifteen Million Dollars ($15,000,000). In the event of the automatic conversion of the Series C-1 Preferred upon a public offering as aforesaid, the person(s) entitled to receive the Class B Common Stock issuable upon such conversion of Series C-1 Preferred shall not be deemed to have converted such Series C-1 Preferred until immediately prior to the closing of such sale of securities.

                 (viii) Upon any sale, disposition, assignment or transfer (each, a "TRANSFER") of any shares of Series C-1 Preferred by the original holder thereof, other than a Transfer to an Affiliate and subject to the provisions of subsection (h)(vi), such shares of Series C-1 Preferred so transferred shall, by virtue of, and simultaneously with, the occurrence of the Transfer, without any action on the part of the transferee, be automatically converted into the identical number of fully paid and nonassessable shares of Series C Preferred.

                 (ix) Each share of Series A Preferred and Series B Preferred shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price or Series B Conversion Price, respectively, upon the earlier of (i) the date specified by vote or written consent of holders of seventy percent (70%) of the then outstanding shares of Series A Preferred and Series B Preferred, voting together as a single class on an as converted to Common Stock basis, or (ii) upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Corporation to the public with aggregate gross proceeds to the Corporation of not less than Fifteen Million Dollars ($15,000,000). In the event of the automatic conversion of the Series A Preferred and Series B Preferred upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of Series A Preferred or Series B Preferred shall not be deemed to have converted such Series A Preferred or Series B Preferred, respectively, until immediately prior to the closing of such sale of securities.

                 (x) If, as a result of any transaction or event occurring within three years after the Original Issue Date of such shares of Series D-1 Preferred unless such transaction or event is approved by Board of Directors, an original holder of Series D-1 Preferred, together with all of its Affiliates, would hold ten percent (10%) or more (by voting power) of the total number of Voting Shares then issued and outstanding, then the number of shares of Common Stock held by such original holder of Series D-1 Preferred that would reduce the total number of Voting Shares held by such original holder of Series D-1 Preferred, together with all of its Affiliates, to less than ten percent (10%) (by voting power) of the total number of Voting Shares then issued and outstanding shall be automatically converted into the identical number of shares of Class B Common. Such conversion shall be deemed to have occurred immediately prior to the transaction or event that would otherwise increase the Voting Shares held by such original holder of Series D-1 Preferred, together with all of its Affiliates, to ten percent (10%) or more of the total number of Voting Shares.

                 (xi) Upon any Transfer of any shares of Class B Common by the original holder thereof, after one year from the date such shares of Series C-1 Preferred or Series D-1 Preferred (as the case may be) were originally issued, from which such shares of Class B Common were previously converted, other than a Transfer to an Affiliate, such shares of Class B Common so transferred shall, by virtue of, and simultaneously with, the occurrence of the Transfer, without any action on the part of the transferee, be automatically converted into the identical number of fully paid and nonassessable shares of Common Stock.

            (i)  Mechanics of Conversion.  No fractional shares of Common Stock
                 -----------------------
or Class B Common Stock, as the case may be, shall be issued upon conversion of Series D Preferred, Series D-1 Preferred, Series C Preferred, Series C-1 Preferred, Series B Preferred or Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price. Before any holder of Series D Preferred, Series D-1 Preferred, Series C Preferred, Series C-1 Preferred, Series B Preferred,
Series A Preferred or Class B Common shall be entitled to convert the same as set forth in Section 4(a)-(g) and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred, Series D-1 Preferred, Series C Preferred, Series C-1 Preferred, Series B Preferred, Series A Preferred or Class B Common, as the case may be, and shall give written notice to the Corporation at such office that such holder elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred, Series D-1 Preferred, Series C Preferred, Series C-1 Preferred, Series B Preferred, Series A Preferred or Class B Common, as the case may be, a certificate or certificates for the number of shares to which he shall be entitled as aforesaid as set forth in Section 4(a)-(g) and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred, Series D-1 Preferred, Series C Preferred, Series C-1 Preferred, Series B Preferred, Series A Preferred or Class B Common, as the case may be, to be converted, and the person or persons entitled to receive the shares issuable upon such conversion as set forth in
Section 4(a)-(g) shall be treated for all purposes as the record holder or holders of such shares as set forth in Section 4(a)-(g) on such date. In the event of an automatic conversion pursuant to Section 4, the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred, Series D-1 Preferred or Class B Common shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, that the Corporation shall not be obligated to issue certificates evidencing the shares of the class or series of stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred,
Series D-1 Preferred or Class B Common are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed, executes an agreement and provides an indemnity bond satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

            (j)  Reservation of Stock Issuable Upon Conversion.  This
                 ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, Class B Common, Series C Preferred, Series C-1 Preferred, Series D Preferred or Series D-1 Preferred, as the case may be, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred, Series D-1 Preferred, Common Stock and Class B Common such number of its shares, as the case may be, as shall from time to time be sufficient to effect such conversion; and if at any time the number of authorized but unissued shares of Common Stock, Class B Common, Series C Preferred, Series C-1 Preferred, Series D Preferred or Series D-1 Preferred, as the case may be, shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred, Series D-1 Preferred, Common and Class B Common, in addition to such other remedies as shall be available to the holder of such Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred, Series D-1 Preferred, Common or Class B Common, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock, Class B Common, Series C Preferred, Series C-1 Preferred, Series D Preferred or Series D-1 Preferred, as the case may be, to such number of shares as shall be sufficient for such purposes.

        5.  Adjustments to Conversion Price.
            -------------------------------

            (a)  Special  Definitions.  For  purposes  of  this  Section 5, the
                 --------------------
following definitions shall apply:

                 (i) "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                 (ii) "ORIGINAL ISSUE DATE" for the Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred and Series D-1 Preferred shall mean the date on which a share of Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred or Series D-1 Preferred, as the case may be, was first issued.

                 (iii) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than the Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred, Series D-1 Preferred, Class B Common and Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                 (iv) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares (including reissued shares) of Common Stock issued (or, pursuant to paragraph 5(c), deemed to be issued) by the Corporation after the Original Issue Date, other than:

                        (A) shares of Common Stock, Class B Common, Series C Preferred, Series C-1 Preferred, Series D Preferred or Series D-1 Preferred, as the case may be, issued upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series C-1

Preferred, Series D Preferred, Series D-1 Preferred, Common and Class B Common authorized herein;

                        (B) shares of Common Stock (including any of such shares which are repurchased) issued to officers, directors, employees and consultants of the Corporation pursuant to stock option or purchase plans approved by at least 80% of the members of the Board of Directors and any other shares of Common Stock held by officers, directors, employees, and consultants which are repurchased at cost subsequent to the Original Issue Date; and

                        (C) as a dividend or distribution on Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred, Series D-1 Preferred or any event for which adjustment is made pursuant to paragraph 5(h) or 5(i) hereof.

                        (D) Options (or shares of Common Stock issued upon exercise thereof) issued or issuable in connection with any commitments to purchase the Series C Preferred; or

                        (E) Options (or shares of Common Stock issued upon exercise thereof) issued in connection with the issuance of the Senior Notes.

                 (v) "SENIOR NOTES" shall mean the Senior Discount Notes due 2008 issued by the Corporation on or before April 30, 1998.

                 (vi) "RATCHET CUT-OFF DATE" shall mean the date that is the earlier to occur of (i) the business day next following the closing of a Replacement Financing within the meaning of the Series C Subscription Agreement, or (ii) the Second Closing within the meaning of the Series C Subscription Agreement.

                 (vii) "SERIES C SUBSCRIPTION AGREEMENT" shall mean that certain Series C Preferred Stock and Warrant Subscription Agreement dated as of February 20, 1998 among the Corporation and certain stockholders of the Corporation, as amended.

                 (viii) "SERIES D/D-1 RATCHET CUT-OFF DATE" shall mean the business day next following the earliest to occur of (i) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Corporation to the public with aggregate gross proceeds to the Corporation of not less than Twenty-Five Million Dollars ($25,000,000), (ii) the closing of a private equity financing in the aggregate amount of $50 million or greater in gross proceeds from the sale to new investors of Common Stock or Preferred Stock, such financing occurring after the issuance of the Series D-1 Preferred, and (iii) the closing of a Liquidity Event other than an underwritten public offering.

            (b)  No Adjustment of Conversion Price.  No adjustment in the
                 ---------------------------------
Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred or Series D-1 Preferred shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price of such series in effect on the date of and immediately prior to such issue.

            (c)  Deemed Issue of Additional Shares of Common Stock.  In the
                 -------------------------------------------------
event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) below) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 5(g) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred or Series D-1 Preferred, as the case may be, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                 (i) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                 (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                 (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                        (A) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                        (B)  in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                 (iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                 (v) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

            (d)  Adjustment of Conversion Price of Series A Preferred Stock and
                 --------------------------------------------------------------
Series B Preferred Stock Upon Issuance of Additional Shares of Common Stock.
---------------------------------------------------------------------------
In the event that after the Original Issue Date this Corporation shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price for such Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this subsection (d), all shares of Common Stock issuable upon conversion of outstanding Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred,
Series D-1 Preferred and Class B Common and outstanding Convertible Securities or exercise of outstanding Options shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subsection 5(c), such Additional Shares of Common Stock shall be deemed to be outstanding.

            (e)  Adjustment of Conversion Prices of Series C Preferred and
                 ---------------------------------------------------------
Series C-1 Preferred Upon Issuance of Additional Shares of Common Stock.
-----------------------------------------------------------------------

                 (i) ISSUANCES ON OR BEFORE THE RATCHET CUT-OFF DATE. In the event that after the Original Issue Date (A) this Corporation shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, and (B) such issuance of Additional Shares of Common Stock occurs on or before the Ratchet Cut-Off Date, then and in such event, the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by dividing the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued by the total number of Additional Shares of Common Stock so issued.

                 (ii) ISSUANCES AFTER THE RATCHET CUT-OFF DATE. In the event that after the Original Issue Date (A) this Corporation shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, and (B) such issuance of Additional Shares of Common Stock occurs after the Ratchet Cut-Off Date, then and in such event, the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this subsection (e), all shares of Common Stock issuable upon conversion of outstanding Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred, Series D-1 Preferred and Class B Common and outstanding Convertible Securities or exercise of outstanding Options shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subsection 5(f), such Additional Shares of Common Stock shall be deemed to be outstanding.

            (f)  Adjustment of Conversion Price of Series D Preferred and
                 --------------------------------------------------------
Series D-1 Preferred Upon Issuance of Additional Shares of Common Stock.
-----------------------------------------------------------------------

                 (i) ISSUANCES ON OR BEFORE THE SERIES D/D-1 RATCHET CUT-OFF DATE. In the event that after the Original Issue Date (A) this Corporation shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than the Series D Conversion Price or the Series D-1 Conversion Price, as the case may be, in effect on the date of and immediately prior to such issue, and (B) such issuance of Additional Shares of Common Stock occurs on or before the Series D/D-1 Ratchet Cut-Off Date, then and in such event, the Series D Conversion Price or the Series D-1 Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by dividing the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued by the total number of Additional Shares of Common Stock so issued.

                 (ii) ISSUANCES SUBJECT TO AUTOMATIC CONVERSION ON OR BEFORE THE SERIES D/D-1 RATCHET CUT-OFF DATE. In the event that after the Original Issue Date (A) this Corporation shall issue Additional Shares of Common Stock in an underwritten public offering for a consideration per share less than the Series D Conversion Price or the Series D-1 Conversion Price, as the case may be, in effect on the date of and immediately prior to such issue, (B) such issuance of Additional Shares of Common Stock occurs on or before the Series D/D-1 Ratchet Cut-Off Date, and
(C) the shares of Series D Preferred and Series D-1 Preferred are subject to automatic conversion pursuant to Section 4(h) above, then and in such event, the Series D Conversion Price or the Series D-1 Conversion Price, as the case may be, shall be reduced, immediately prior to such issue and immediately prior to such automatic conversion pursuant to Section 4(h) above, to a price (calculated to the nearest cent) determined by dividing the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued by the total number of Additional Shares of Common Stock so issued.

                 (iii) CHANGE OF CONTROL EVENT ON OR BEFORE THE SERIES D/D-1 RATCHET CUT-OFF DATE. In the event that after the Original Issue Date (A) this Corporation shall close a Liquidity Event (other than an underwritten public offering pursuant to an effective registration statement under the Securities
Act) in which the quotient (the "Liquidity Quotient") obtained by dividing (I) the aggregate value received by the Corporation or the holders of the Corporation's capital stock in such Liquidity Event (excluding options or warrants outstanding at the closing of such Liquidity Event), by (II) the total number of shares of the Corporation's Common Stock outstanding on the date of such event on an as-converted basis (excluding options or warrants outstanding at the closing of such Liquidity Event), is less than the Series D Conversion Price or the Series D-1 Conversion Price, as the case may be, in effect on the date of and immediately preceding such Liquidity Event, and (B) such Liquidity Event occurs on or before the Series D/D-1 Ratchet Cut-Off Date, then and in such event, the Series D Conversion Price or the Series D-1 Conversion Price, as the case may be, shall be reduced, immediately prior to the closing of such Liquidity Event and immediately prior to any conversion pursuant to Section 4(a) or 4(b) above, as the case may be, to a price (calculated to the nearest cent) equal to the Liquidity Quotient.

                 (iv) ISSUANCES AFTER THE SERIES D/D-1 RATCHET CUT-OFF DATE. In the event that after the Original Issue Date (A) this Corporation shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than the Series D Conversion Price or the Series D-1 Conversion Price, as the case may be, in effect on the date of and immediately prior to such issue, and (B) such issuance of Additional Shares of Common Stock occurs after the Series D/D-1 Ratchet Cut-Off Date, then and in such event, the Series D Conversion Price or the Series D-1 Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this subsection (f), all shares of Common Stock issuable upon conversion of outstanding Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred, Series D-1 Preferred and Class B Common and outstanding Convertible Securities or exercise of outstanding Options shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subsection 5(c), such Additional Shares of Common Stock shall be deemed to be outstanding.

            (g)  Determination of Consideration.  For purposes of this Section
                 ------------------------------
5, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                 (i) CASH AND PROPERTY. Except as provided in clause (ii) below, such consideration shall:

                        (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                        (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Corporation; and

                        (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                 (ii) EXPENSES. In the event the Corporation pays or incurs expenses, commissions or compensation, or allows concessions or discounts to underwriters, dealers or others performing similar services in connection with such issue, in an aggregate amount in excess of 10% of the gross proceeds for such issue, as determined in clause (i) above, consideration shall be computed as provided in clause (i) above after deducting the aggregate amount in excess of 10% of the gross proceeds for the issue. In a financing where the Corporation issues securities to an underwriter (or underwriters) which in turn sells the securities to the initial investors, gross proceeds shall be determined by the amount paid by such initial investors.

                 (iii) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(c), relating to Options and Convertible Securities, shall be determined by dividing

                        (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                        (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (h)  Adjustments for Stock Dividends, Subdivisions, Combinations or
                 --------------------------------------------------------------
Consolidations of Common Stock.  In the event the outstanding shares of Common
------------------------------
Stock shall be subdivided (by stock dividend, stock split, or otherwise), into a greater number of shares of Common Stock (and there is no corresponding subdivision of the outstanding shares of Preferred Stock), the Series A, Series B, Series C, Series C-1, Series D and Series D-1 Conversion Prices then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock (and there is no corresponding combination or consolidation of the outstanding shares of Preferred Stock), the Series A, Series B, Series C, Series C-1, Series D and Series D-1 Conversion Prices then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

            (i)  Adjustments for Other Distributions.  In the event the
                 -----------------------------------
Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities or assets of the Corporation other than shares of Common Stock then and in each such event provision shall be made so that the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred and Series D-1 Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities or assets of the Corporation which they would have received had their Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred and Series D-1 Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred and Series D-1 Preferred.

            (j)  Adjustments for Reclassification, Exchange and Substitution.
                 -----------------------------------------------------------
If the Common Stock issuable upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred and Series D-1 Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each share of Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred and Series D-1 Preferred shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred and Series D-1 Preferred immediately before that change, all subject to further adjustment as provided herein.

            (k)  No Impairment.  The Corporation will not, by amendment of its
                 -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred and Series D-1 Preferred against impairment.

            (l)  Certificate as to Adjustments.  Upon the occurrence of each
                 -----------------------------
adjustment or readjustment of the Conversion Price pursuant to Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred and Series D-1 Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred or Series D-1 Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred or Series D-1 Preferred, as the case may be.

            (m)  Miscellaneous.
                 -------------

                 (i) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                 (ii) The holders of at least 50% of the outstanding Preferred Stock shall have the right to challenge any determination by the Board of fair value pursuant to this Section 5, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

                 (iii) No adjustment in the applicable Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred and Series D-1 Preferred, as the case may be, need be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.

        6.  Notices of Record Date.  In the event that this Corporation shall
            ----------------------
propose at any time:

            (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

            (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

            (c) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

            (d) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then, in connection with each such event, this Corporation shall send to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred and Series D-1 Preferred:

                 (i) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

                 (ii) in the case of the matters referred to in (c) and (d) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

        Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of this Corporation.

        7.  Protective Provisions.  So long as any shares of Series B Preferred
            ---------------------
or Series C Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the then-outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred, so long as such shares were issued and outstanding prior to April 30, 1998, voting together as a single class, take any action that:

            (a) alters the rights, preferences or privileges of the Preferred Stock;

            (b) creates any new class or series of shares that has a preference over or is on a parity with the Preferred Stock with respect to voting, dividends or liquidation preferences;

            (c) reclassifies stock into shares having a preference over or on a parity with the Preferred Stock with respect to voting, dividends or liquidation preferences;

            (d) repurchases, redeems or retires any shares of capital stock of the Corporation other than pursuant to contractual rights to repurchase shares of Common Stock held by employees, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services or pursuant to the exercise of a contractual right of first refusal held by the Corporation;

            (e) other than in the ordinary course of business, results in the consolidation or merger with or into any other Corporation or the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of this Corporation, or otherwise results in the reorganization of this Corporation;

            (f) materially alters or changes the strategic direction or business operations of the Corporation in a manner that is not contemplated by the Corporation's most recent Board approved operating plan;

            (g) increases the authorized number of directors as set forth in the Bylaws of the Corporation;

            (h) amends or repeals any provision of the Corporation's certificate of incorporation or by-laws;

            (i) results in a change in the Company's accounting policies or in the Company's auditors;

            (j) permits a subsidiary of the Corporation to sell stock to a third party;

            (k) results in the dissolution, liquidation or winding up of the Corporation;

            (l) causes aggregate capital expenditures that are not included in the Corporation's most recent annual operating plan to exceed, in any given 12-month period, $500,000;

            (m) results in the acquisition of stock or assets of any other business for an aggregate consideration in excess of $500,000;

            (n) other than in the ordinary course of the Corporation's business, results in a pledge of any assets of the Corporation or results in a security interest, lien, or other encumbrance on any assets of the Corporation; or

            (o) results in the issuance of any equity securities of the Corporation, other than stock options, warrants or other rights to purchase equity securities approved by the Board of Directors, or the issuance of any long-term debt.

        8.  Treatment of Series C Preferred and Series C-1 Preferred.  Except as
            --------------------------------------------------------
specifically set forth herein, the rights, preferences, privileges and restrictions of the Series C Preferred and the Series C-1 Preferred shall be identical in all respects, and any action by the Corporation affecting the shares of Series C Preferred or the Series C-1 Preferred, including without limitation, stock dividends, subdivisions, combinations, consolidations, distributions, reclassifications, exchanges and substitutions, shall affect the shares of the Series C Preferred and Series C-1 Preferred equally.

        9.  Treatment of Series D Preferred and Series D-1 Preferred.  Except as
            --------------------------------------------------------
specifically set forth herein, the rights, preferences, privileges and restrictions of the Series D Preferred and the Series D-1 Preferred shall be identical in all respects, and any action by the Corporation affecting the shares of Series D Preferred or the Series D-1 Preferred, including without limitation, stock dividends, subdivisions, combinations, consolidations, distributions, reclassifications, exchanges and substitutions, shall affect the shares of the Series D Preferred and Series D-1 Preferred equally.

        10. Treatment of Common Stock and Class B Common.  Except as otherwise
            --------------------------------------------
set forth herein, the rights, privileges and restrictions of the Common Stock and the Class B Common shall be identical in all respects, and any action by the Corporation affecting the Common Stock or Class B Common, including without limitation, stock dividends, subdivisions, combinations, consolidations, distributions, reclassifications, exchanges and substitutions, shall affect the shares of Common Stock and Class B Common equally.

                                  ARTICLE V

        The Corporation is to have perpetual existence.

                                 ARTICLE VI

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                 ARTICLE VII

        The number of directors which will constitute the whole Board of Directors of the Corporation shall be as designated in the Bylaws of the Corporation.

                                ARTICLE VIII

        The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                 ARTICLE IX

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE X

        1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        2. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

        3. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this
Article in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                 ARTICLE XI

        Except as provided in Article X above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Robert E. Knowling, Jr., the President and Chief Executive Officer of the Corporation, and attested by Dhruv Khanna, the Secretary of the Corporation. The signatures below shall constitute the affirmation and acknowledgment under penalties of perjury, that the facts herein stated are true.

Dated:  December 31, 1998

                                              COVAD COMMUNICATIONS GROUP, INC.



                                              By:  /s/ ROBERT E. KNOWLING, JR.
                                                  ----------------------------
                                                    Robert E. Knowling, Jr.
                                                    President and Chief
                                                    Executive Officer

ATTEST:


/s/ DHRUV KHANNA
---------------------------
Dhruv Khanna
Secretary